                                                                    EXHIBIT 99.3
                                                                  EXECUTION COPY

                  AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

        AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement") made this 24th day of March, 2003, by and among (i) Occupational Health + Rehabilitation Inc, a Delaware corporation (the "Company"), (ii) the individuals and entities listed under the heading "Holders" on Schedule I attached hereto, and (iii) those persons whose names are set forth under the heading "Investors" on Schedule I hereto (the "Investors").

        WHEREAS, the Investors acquired an aggregate of 1,416,667 shares of Series A Convertible Preferred Stock, par value $.001 per share, of the Company (the "Series A Preferred Stock") pursuant to a certain Series A Convertible Preferred Stock Purchase Agreement dated as of November 6, 1996, by and among the Investors and the Company (the "Purchase Agreement");

        WHEREAS, in connection with the sale of the Series A Preferred Stock, the Company entered into a Stockholders' Agreement dated as of November 6, 1996 with the Holders and the Investors (the "Prior Agreement");

        WHEREAS, the Investors and the Company are, on the date hereof, entering into a Series A Convertible Stock Repurchase Agreement (the "Repurchase Agreement") pursuant to which the Company shall repurchase the Series A Preferred Stock held by the Investors in exchange for consideration that includes shares of the Company's Common Stock, par value $.001 per share;

        WHEREAS, the Investors, the Holders and the Company have agreed that it is in the best interest of the Company to amend and restate the Prior Agreement to grant certain rights to the Investors with respect to the composition of the Board of Directors; and

        WHEREAS, pursuant to Section 7 of the Prior Agreement, amendments to the Prior Agreement may be made with the written consent of the Company, Investors holding a majority of the Series A Preferred Stock and Holders holding a majority of the Common Stock subject to the Prior Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Holders and the Investors agree as follows:

        1.      Board of Directors.

        (a) Election of Directors. Each of the parties hereto agrees to vote all of the Stock (as hereinafter defined) of the Company now owned or hereafter acquired by such party (and attend, in person or by proxy, all meetings of stockholders called for the purpose of electing directors), and the Company agrees to take all actions (including, but not limited to the nomination of specified persons) to cause and maintain the election to the Board of Directors of the Company,

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to the extent permitted pursuant to the Company's Restated Certificate of
Incorporation, as amended, as set forth below:

                (i) the Chief Executive Officer of the Company, who initially is John C. Garbarino;

                (ii) a person designated by the Chief Executive Officer of the Company, who shall initially be Angus M. Duthie;

                (iii) a person designated by those persons designated as OH+R Principal Stockholders on Schedule II hereto by a majority in interest of Stock held by them, who shall initially be Kevin J. Dougherty;

                (iv) two persons designated by Cahill, Warnock Strategic Partners Fund, L.P. and Strategic Associates, L.P., one of whom shall initially be Edward L. Cahill and the other of whom shall initially be Donald W. Hughes (the "Cahill Directors"), and

                (v) two persons who shall be unaffiliated with the management of the Company and mutually agreeable to all of the other directors, one of whom shall initially be Frank H. Leone and the other of whom shall initially be Steven W. Garfinkle.

                Each of the parties further covenants and agrees to vote, to the extent possible, all shares of Stock of the Company now owned or hereafter acquired by such party so that the Company's Board of Directors shall consist of no more than seven (7) members. For the purposes of this Agreement, "Stock" shall mean and include all shares of Common Stock, and all other securities of the Company which may be exchangeable for or issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization or any other means).

                In the absence of any designation from the persons or groups so designating directors as specified above, the director previously designated by them and then serving shall be reelected if still eligible to serve as provided herein.

                No party hereto shall vote to remove any member of the Board of Directors designated in accordance with the aforesaid procedure unless the persons or groups so designating directors as specified above so vote, and, if such persons or groups so vote then the non-designating party or parties shall likewise so vote.

                Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any person designated under this
Section 1 shall be filled by another person designated in a manner so as to preserve the constituency of the Board as provided above.

                If any party to this Agreement shall fail to vote such party's Stock as provided in this Agreement, without further action by such party, the President of the Company shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of such party for the purpose of

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voting the shares of such Stock and shall vote the same in accordance with the terms of this Agreement and is hereby authorized to revoke any proxy providing for any other vote of such shares with respect to the election of directors.

        (b) Committees of the Board of Directors. The membership of each committee of the Board of Directors shall at all times include one of the Cahill Directors.

        2. Termination. This Agreement, and the respective rights and obligations of the parties hereto, shall terminate upon the earliest to occur of the following: (i) the date on which the Investors no longer hold either the Promissory Notes issued to the Investors pursuant to the Repurchase Agreement or at least fifty percent (50%) of the shares of Common Stock issued to the Investors pursuant to the Repurchase Agreement; (ii) a firm commitment underwritten public offering of shares of Common Stock; (iii) the sale of the Company, whether by merger, sale, or transfer of more than eighty percent (80%) of its capital stock, or sale of substantially all of its assets; or (iv) the date on which the Company's Common Stock is listed on a securities exchange or the Nasdaq Stock Market if termination of this Agreement is required to be so listed.

        3. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing (including electronic communication) and delivered personally, or by overnight courier, or by facsimile or other electronic means or sent by certified or registered United States mail, postage prepaid, return receipt requested and addressed as follows:

        If to any Investor: at such Investor's address for notice as set forth in the register maintained by the Company, or, as to each of the foregoing, at the addresses set forth on Schedule I hereto or at such other address as shall be designated by such Person in a written notice to the other parties complying as to delivery with the terms of this Section, with a copy to Barbara M. Johnson, Esq., Testa, Hurwitz & Thibeault, LLP, High Street Tower, 125 High Street, Boston, Massachusetts 02110.

        If to the Company: at 175 Derby Street, Suite 36, Hingham, Massachusetts 02043, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section, with a copy to Donna L. Brooks, Esq., Shipman & Goodwin LLP, One American Row, Hartford, CT 06103.

        All such notices, requests, demands and other communications shall be effective three days after deposited in the mails or upon receipt when delivered electronically, by facsimile, by hand or by overnight courier, respectively, addressed as aforesaid, unless otherwise provided herein.

        4. Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for specific performance to the extent permitted by law.

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                                      - 4 -

        5. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter, including, without limitation, the Prior Agreement.

        6. Waivers and Further Agreements. Any of the provisions of this Agreement may be waived with the consent of the Investors holding a majority in interest of the issued and outstanding shares of Common Stock issued to the Investors pursuant to the Repurchase Agreement by an instrument in writing. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement. Notwithstanding the foregoing, no waiver approved in accordance herewith shall be effective if and to the extent that such waiver grants to any one or more Investors any rights more favorable than any rights granted to all other Investors or otherwise treats any one or more Investors differently than all other Investors.

        7. Amendments. Except as otherwise expressly provided herein, this Agreement may not be amended except by an instrument in writing executed by (i) the Company, (ii) Investors holding a majority in interest of the issued and outstanding shares of Common Stock issued to the Investors pursuant to the Repurchase Agreement, and (iii) Holders holding a majority of the shares of Common Stock subject to this Agreement. Notwithstanding the foregoing, no such amendment shall be effective if and to the extent that such amendment creates any additional affirmative obligations to be complied with by any or all of the Investors.

        8. Assignment; Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted transferees.

        9. Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

        10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11. Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

        12. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the General Corporation Law of the State of Delaware as to matters within

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the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

        13. Legend. The certificates representing the shares of Common Stock issued to the Investors pursuant to the Repurchase Agreement shall bear a legend substantially in the following form:

        "The shares represented by this certificate are subject to the terms and conditions of an Amended and Restated Stockholders' Agreement dated as of March 24, 2003, a copy of which will be furnished to any interested party upon written request without charge."

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        IN WITNESS WHEREOF, the parties hereto have executed this Stockholders'
Agreement as a sealed instrument as of the day and date first above written.

INVESTORS:                                                   THE COMPANY:
CAHILL, WARNOCK STRATEGIC                                    OCCUPATIONAL HEALTH +
PARTNERS FUND, L.P.                                          REHABILITATION INC

By:  Cahill, Warnock Strategic Partners, L.P.

By:     /s/ Donald W. Hughes                                 By:     /s/ Keith G. Frey
   -----------------------------------------------              -----------------------------------------------
Title:  General Partner                                      Title:  CFO

AXA U.S. GROWTH FUND LLC                                     HOLDERS:

                                                             STRATEGIC ASSOCIATES, L.P.
By:     /s/ Thomas J. McKinley
   -----------------------------------------------           By:  Cahill, Warnock Strategic Partners, L.P.
Title:  Managing Member
                                                             By:     /s/ Donald W. Hughes
                                                                -----------------------------------------------
PANTHEON GLOBAL PCC LIMITED                                  Title:  General Partner

By:     /s/ Sarita Keen                                      *THE VENTURE CAPITAL FUND OF
   -----------------------------------------------           NEW ENGLAND III, L.P.
Title:  Alternate Director
                                                             By:  FH & Co. III, L.P., Its General Partner

DOUBLE BLACK DIAMOND II LLC                                  By:     /s/ Kevin J. Dougherty
                                                                -----------------------------------------------
                                                             Title:  General Partner
By:     /s/ Thomas J. McKinley
   -----------------------------------------------
Title:  Managing Member
                                                             *BANCBOSTON VENTURES, INC.


         /s/ Thomas J. McKinley
--------------------------------------------------           By:     /s/ John McCormick
Vincent Worms, signed by Thomas J.                              -----------------------------------------------
McKinley pursuant to a power of attorney                     Title:  Vice President

                                                                     /s/ John C. Garbarino
                                                             --------------------------------------------------
                                                             John C. Garbarino

                                                                     /s/ Lynne M. Rosen
                                                             --------------------------------------------------
                                                             Lynne M. Rosen

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
                                                             *VENROCK ASSOCIATES

                                                             *VENROCK ASSOCIATES II, L.P.


                                                             By:     /s/ Anthony B. Envin
                                                                -----------------------------------------------
                                                             Title:  General Partner

                                                             *ASSET MANAGEMENT ASSOCIATES,
                                                             1989, L.P.

                                                             By:  AMC Partners 89, L.P., General Partner

                                                             By:     /s/ Craig Taylor
                                                                -----------------------------------------------
                                                             Title:  General Partner

                                                             *In their capacities as Holders and Investors
                                                             hereunder

                                                                      SCHEDULE I

                    OCCUPATIONAL HEALTH + REHABILITATION INC

                                     HOLDERS

The Venture Capital Fund of New England III, L.P.
BancBoston Ventures, Inc.
John C. Garbarino
Lynne M. Rosen
Venrock Associates
Venrock Associates II, L.P.
Asset Management Associates, 1989, L.P.

                                    INVESTORS

Cahill, Warnock Strategic Partners Fund, L.P.
One South Street
Suite 2150
Baltimore, Maryland 21202
Attn:  Mr. Donald W. Hughes

with copy to:
Edward L. Cahill
HLM Management
222 Berkley Street
Boston, MA 02116

Strategic Associates, L.P.
One South Street
Suite 2150
Baltimore, Maryland 21202
Attn:  Mr. Donald W. Hughes

with copy to:
Edward L. Cahill
HLM Management
222 Berkley Street
Boston, MA 02116

AXA U.S. Growth Fund LLC
c/o Partech International
50 California Street
Suite 3200
San Francisco, CA 94111
Attn: Mr. Thomas G. McKinley

Pantheon Global PCC Limited
Pantheon Ventures, Inc.
Transamerica Center
600 Montgomery Street
23rd Floor
San Francisco, CA 94111
Attn: Jay Pierrepont

Double Black Diamond II, LLC
c/o Partech International
50 California Street
Suite 3200
San Francisco, CA 94111
Attn: Mr. Thomas G. McKinley

Vincent Worms
50 California Street
Suite 3200
San Francisco, CA 94111

Asset Management Associates, 1989, L.P.
Alloy Ventures
480 Cowper Street, 2nd Floor
Palo Alto, CA  94301
Attn: Mr. Craig C. Taylor

Venrock Associates
Room 5508
30 Rockefeller Plaza
New York, New York 10112
Attn: Mr. Anthony Evnin

Venrock Associates II, L.P.
Room 5508
30 Rockefeller Plaza
New York, New York 10112
Attn: Mr. Anthony Evnin

The Venture Capital Fund of New England, III, L.P.
30 Washington Street
Wellesley Hills, MA 02481-2175
Attn: Mr. Kevin J. Dougherty

BancBoston Ventures, Inc.
BancBoston Capital
Mail Stop: MA DE 10210A
175 Federal Street, 10th Floor
Boston, MA 02110
Attn: Mr. John B. McCormick

                                                                     SCHEDULE II

                    OCCUPATIONAL HEALTH + REHABILITATION INC

                           OH+R Principal Stockholders

The Venture Capital Fund of New England III, L.P.
BancBoston Ventures, Inc.